Exhibit 10.3

AMENDMENT NO. 1 to the

RACKABLE SYSTEMS, INC.

REGISTRATION AGREEMENT

THIS AMENDMENT No. 1 to the Rackable Systems, Inc. Registration Agreement (this “Amendment”) is made effective as of February 2, 2005 by and among Rackable Systems, Inc. (f/k/a Rackable Corporation), a Delaware corporation (the “Company”), Rackable Investment LLC, a Delaware limited liability company (the “Investor”) and Giovanni Coglitore, Nikolai Gallo and Jack Randall. All capitalized terms not defined herein shall have the meanings set forth in the Registration Agreement.

RECITALS

WHEREAS, Giovanni Coglitore, Nikolai Gallo and Jack Randall (collectively, the “Founders”) each own 2,299,023 shares of Common Stock of the Company (the “Shares”);

WHEREAS, the Founders each have piggyback registration rights with respect to the Shares pursuant to that certain Registration Agreement dated December 23, 2002, by and among the Company, the persons listed from time to time on the Investor Registrable Securities Schedules attached thereto, the Founders and each of the holders of Registrable Securities who have or may from time to time become a party thereto by executing a counterpart thereto (the “Registration Agreement”);

WHEREAS, the Company is considering an initial underwritten primary public offering of its Common Stock pursuant to an IPO in which the Founders and the Investor may have the opportunity to sell shares of Common Stock of the Company;

WHEREAS, each of the Founders desires to sell to the Company prior to the filing of the registration statement pertaining to the IPO 408,041 shares of Common Stock of the Company (the “Repurchased Shares”) pursuant to Stock Repurchase Agreements of even date herewith (the “Stock Repurchase Agreement”), following which each Founder would retain 1,890,982 shares of Common Stock of the Company (the “Retained Shares”);

WHEREAS, the managing underwriters for the IPO have advised the Company that, in their opinion, following the sale by the Founders to the Company of the Repurchased Shares, the inclusion of any Retained Shares of the Founders in the primary portion of the IPO may adversely affect the marketability of the offering; and

WHEREAS, the Company desires to repurchase the Repurchased Shares, and the Investor agrees to consent to the repurchase of the Repurchased Shares, provided that the Founders agree to amend their piggyback registration rights with respect to the Retained Shares pursuant to the terms and conditions herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and the Stock Repurchase Agreements, the parties hereto agree as follows.

1. Amendment. Section 2(c) of the Registration Agreement is restated in its entirety as follows:

“If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration, (A) in the case of an IPO, or in the case of an underwritten primary registration that occurs more than 18 months after an IPO, (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be included therein by each such holders, and (iii) third, (if permitted by the holders of the majority of the Investor Registrable Securities) any other securities requested to be included in such registration, pro rata among the holders of such other securities on the basis of the number of shares requested to be included therein by each such holder, and (B) in the case of an underwritten primary registration on behalf of the Company that occurs during the first 18 months following an IPO, (i) first, the Registrable Securities requested to be included in such registration, up to the lesser of (x) sixty percent (60%) of the number of shares to be included in the registration or (y) the percentage of the number of shares to be included in the registration equal to the percentage that the number of Registrable Securities bears to the total number of shares of Common Stock on an as-converted basis, in each case such shares to be allocated among the holders on a pro rata basis of the number of shares of Registrable Securities held by each such holder, (ii) second, the securities the Company proposes to sell, (iii) third, any Registrable Securities requested to be included that exceed the shares sold pursuant to (B.i) above, and (iv) fourth, (if permitted by the holders of the majority of the Investor Registrable Securities) any other securities requested to be included in such registration, pro rata among the holders of such other securities on the basis of the number of shares requested to be included therein by each such holders. Any Persons other than holders of Registrable Securities who participate in Piggyback Registrations which are not at the Company’s expense, if any, must pay their share of the Registration Expenses as provided in Section 5 hereof.

Notwithstanding anything to the contrary in this Section 2(c) or any other section of the Agreement, with respect to any IPO of the Company which occurs on or before September 30, 2005, the Company, Rackable Investment LLC (“RI LLC”) and the Founders agree that, in the event that the Founders sell the Repurchased Shares to the Company prior to the IPO pursuant to the Stock Repurchase Agreements, the Company shall not be obligated to include any Common Stock held by the Founders’ in the primary offering for such registration; provided, however, that the Company shall be obligated to include in the over-allotment option for such registration up to such percentage of a Founder’s Retained Shares requested by such Founder that is equivalent to the lesser of (i) 7.5% of a Founder’s Retained Shares held as of the date of the exercise of the over-allotment option or (ii) seventy five percent (75%) of the percentage of the shares of Common Stock directly or indireclty held by Parthenon Investors II, L.P. and any of its assignees of Common Stock collectively that are sold in the primary offering and over-allotment option for such registration.

For purposes of this Section 2(c), the following terms shall have the meanings set forth below:

“Repurchased Shares” means the shares of Common Stock purchased by the Company from the Founders pursuant to the separate Stock Repurchase Agreements as defined below.

“Retained Shares” means the shares of Common Stock held by the Founders following the repurchase by the Company of the Repurchased Shares.

“Stock Repurchase Agreements” means the separate Stock Repurchase Agreements dated February 2, 2005 by and among the Company and each of Jack Randall, Nikolai Gallo and Giovanni Coglitore”.”

2. Registration Agreement. Except as expressly amended hereby, the Agreement shall continue in full force and effect. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, conditions and provisions of this Amendment shall govern and control.

3. Entire Agreement. This Amendment and the Agreement embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

4. Governing Law. The construction, validity, enforcement and interpretation of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Rackable Systems, Inc.		Rackable Investment LLC
(f/k/a Rackable Corporation)

By	/s/ Tom Barton	By	/s/ Marc Rubin
Name:	Tom Barton	Name:	Marc Rubin
Title:	CEO	Title:

Giovanni Coglitore		Nikolai Gallo

By	/s/ Giovanni Coglitore	By	/s/ Nikolai Gallo

Jack Randall

By	/s/ Jack Randall

[Signature Page to Amendment]